Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of ScanSource, Inc. of our report dated August 25, 2005, with respect to the consolidated financial statements of ScanSource, Inc., and our report dated August 25, 2005, with respect to ScanSource, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ScanSource, Inc., included in the 2005 Annual Report to Shareholders of ScanSource, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-94640) of ScanSource, Inc. dated July 17, 1995; in the Registration Statement (Form S-8 No. 333-08884) of ScanSource, Inc. dated April 10, 1998; in the Registration Statement (Form S-8 No. 333-49879) of ScanSource, Inc. dated April 10, 1998; in the Registration Statement (Form S-8 No. 333-78281) of ScanSource, Inc. dated May 12, 1999; in the Registration Statement (Form S-8 No. 333-36766) of ScanSource, Inc. dated May 11, 2000; in the Registration Statement (Form S-8 No. 333-110220) of ScanSource, Inc. dated November 4, 2003; in the Registration Statement (Form S-8 No. 333-115534) of ScanSource, Inc. dated May 14, 2004 of our report dated August 25, 2005, with respect to the consolidated financial statements of ScanSource, Inc. incorporated herein by reference, our report dated August 25, 2005, with respect to ScanSource, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ScanSource, Inc. incorporated herein by reference, and our report dated August 25, 2005, with respect to the financial statement schedule of ScanSource, Inc. included in this Annual Report (Form 10-K) of ScanSource, Inc.

/s/ Ernst & Young LLP

Greenville, South Carolina

August 31, 2005